UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	October 30, 2018

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4995 Bradenton Avenue, Suite 240, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2018, Frederick Cope, Ph.D., who served as Senior Vice President and Chief Scientific Officer of Navidea Biopharmaceuticals, Inc. (“Navidea” or the “Company”) ceased to be employed by the Company.

Item 8.01	Other Events.

On October 31, 2018, Judge Valerie Caproni of the United States District Court for the Southern District of New York entered an Opinion and Order, as well as a Judgment, dismissing all claims raised by Platinum-Montaur Life Sciences LLC (“Platinum-Montaur”) in its litigation against Navidea. Platinum’s claims arose from a note and loan agreement entered on July 25, 2012 (the “Note”), under which Navidea borrowed certain sums from Platinum-Montaur. Thereafter, Platinum-Montaur entered into an assignment with its affiliate Platinum Partners Credit Opportunities Master Fund, LP (“PPCO”) whereby Platinum-Montaur assigned its interests under the Note to PPCO.   In its suit against Navidea, filed on November 2, 2017, Platinum-Montaur asserted that its assignment to PPCO was only a partial assignment and that an amount of approximately $1.5 million remained due and owing to Platinum-Montaur under the Note.

The Court rejected Platinum-Montaur’s claim that the assignment of the Note was a partial assignment and found that “the Assignment Agreement unambiguously assigned the entirety of Platinum-Montaur’s interest in the Navidea debt to PPCO.”  Because of this, the Court stated that Platinum-Montaur had no standing to assert any interest in funds that might be due under the Note.  The Court also disagreed with Platinum-Montaur’s claim of unjust enrichment on similar grounds and found that Platinum-Montaur lacked any sufficient personal stake to maintain claims against Navidea.  As a result the Court granted the motion to dismiss and directed judgement in favor of Navidea.

On October 31, 2018, Navidea issued a press release announcing dismissal of the Platinum-Montaur litigation. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press release issued by Navidea Biopharmaceuticals, Inc., dated October 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: November 2, 2018	By:	/s/ Jed A. Latkin
Jed A. Latkin Chief Executive Officer, Chief Operating Officer, and Chief Financial Officer